EXHIBIT 3.1
           As filed with the Department of Financial Institutions on May 4, 2001

                              ARTICLES OF AMENDMENT
                                   Relating to
                            CHANGE OF CORPORATE NAME
                                       of
                      BANDO MCGLOCKLIN CAPITAL CORPORATION

     Pursuant to Section 180.1003 of the Wisconsin Business Corporation Law

         I, George R. Schonath, President and Chief Executive Officer of Bando McGlocklin Capital Corporation, a corporation organized and existing under the Wisconsin Business Corporation Law (the "Company"), in accordance with the provisions of Section 180.1003 thereof, DO HEREBY CERTIFY:

                  1. That, on March 22, 2001, in accordance with Sections
         180.0821 and 180.1003 of the Wisconsin Business Corporation Law, the Board of Directors of the Company adopted a resolution changing the name of the Company to "The Middleton Doll Company."

                  2. That, on May 3, 2001, in accordance with Sections 180.0701, 180.0725(3) and 180.1003 of the Wisconsin Business Corporation Law, the requisite majority of the shareholders of the Company entitled to vote approved the resolution adopted by the Board of Directors to change the name of the Company to "The Middleton Doll Company."

                  3. That said resolution of the Board of Directors of the Company changing the name of the Company, provides that Article I of the Company's Articles of Incorporation shall be amended to read in its entirety as follows:

                                   "ARTICLE I
                                      NAME


         The name of the corporation shall be THE MIDDLETON DOLL COMPANY."

                  4. That in accordance with Section 180.0123 of the Wisconsin Business Corporation Law these Articles of Amendment shall be effective on May 4, 2001 at 9:00 a.m. (Central Standard Time).


         IN WITNESS WHEREOF, I have executed and subscribed these Articles of Amendment on behalf of the Company and do affirm the foregoing as true this 4th day of May, 2001.



                                            By:  /s/ George R. Schonath
                                                 ---------------------------
                                                 George R. Schonath
                                                 President and Chief Executive
                                                   Officer

This instrument was drafted by, and should be returned to, Peter D. Fetzer of the firm of Foley & Lardner, 777 East Wisconsin Avenue, Suite 3700, Milwaukee, Wisconsin 53202.